EXHIBIT 21

SUBSIDIARIES
OF

MONSTER BEVERAGE CORPORATION

Monster Energy Company

Hansen Beverage Company

Monster LDA Company

Hansen Junior Juice Company

Blue Sky Natural Beverage Co.

Monster Energy Europe Limited

Monster Energy Limited

Monster Energy Au Pty Limited

Fastest, LLC

HBC Corona Summit, LLC

HBC Corona Summit II, LLC

Hansen PRE, LLC

Monster Energy Canada Ltd.

Monster Racing, Inc.

Monster Energy Brasil Comércio de Bebidas Ltda

Monster Energy Mexico, S. de R.L. de C.V

ME Management Services, S. de R.L. de C. V.

Monster Energy France SAS

Monster Energy Austria GmbH

Monster Energy Colombia SAS

Monster Energy Hong Kong Limited

Monster Energy Beverage Company of South Africa (Proprietary) Limited

Monster Energy Ukraine LLC

Monster Energy Beverage Company Peru, S.R.L

Monster Energy Bebidas Ecuador Cia. Ltda

Monster Energy Argentina S.A.

Peace Tea Beverage Company

Worx Energy Works

Vidration Beverage Company

Monster Beverage Company

Hansen Natural Corporation

Monster Energy Singapore Pte. Ltd.

Monster Energy Korea, Ltd.

Monster Energy Japan Godo Kaisha

Monster Energy Company –Chile-Limitada

Monster Energy Switzerland Holding GmbH

Monster Energy Rus LLC

Monster Energy Vietnam Company Ltd.

Monster Energy India Private Limited

Monster Energy PRC Holdings (HK) Limited

Monster Energy Company (Taiwan)

Monster İçecek Ticaret Limited Şirketi

Monster Energy Nigeria Limited

Monster Energy SER doo Beograd-Vracar

Limited Liability Company M Energy Rus

New Laser Corporation

New Laser Merger Corporation

Monster Energy International Limited